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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported)   February 6, 2002
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                                    SPSS INC.
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             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                   000-22194               36-2815480
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(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
Incorporation)                         File Number)         Identification No.)


233 South Wacker Drive, Chicago, Illinois                          60606
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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         ITEM 2:  ACQUISITION.

         On February 6, 2002, SPSS Inc. acquired all of the issued and outstanding shares of capital stock of LexiQuest, S.A. The terms and conditions of the acquisition are specified in a Stock Purchase Agreement, dated as of January 31, 2002, by and among SPSS, LexiQuest and the owners of all of the issued and outstanding shares of capital stock of LexiQuest. Under French law, LexiQuest employees retained options to purchase shares of LexiQuest capital stock which could be exercised in the future to acquire a de minimis percentage of LexiQuest's issued and outstanding shares of capital stock.

         The aggregate purchase price for all of the issued and outstanding shares of capital stock of LexiQuest was determined by the parties in arms-length negotiations and consisted of guaranteed and contingent components. The guaranteed portion of the purchase price consisted of a payment of $2,500,000. The contingent portion of the purchase price will be paid, if at all, in the first and second quarters of each of 2003 and 2004. SPSS's obligation to make the contingent payments will depend on the contribution generated by the LexiQuest assets during the preceding fiscal year. The contingent payments, which are capped at a total of $1,500,000 if fully earned, may at SPSS's option be paid in cash or shares of SPSS common stock. Shares of SPSS common stock used to satisfy any purchase price obligation will be valued at a per share price equal to the average of the closing prices of one share of SPSS common stock, as quoted on the NASDAQ National Market, for the five day period ending on the trading day preceding the date on which the payment is made. In addition, if SPSS elects to make any purchase price payment by delivery of shares of SPSS common stock, SPSS will be obligated to file a registration statement with the SEC within thirty days on which that payment is made to register the LexiQuest shareholders' resale of the shares of SPSS common stock issued to them in satisfaction of that purchase price payment.

         Under the terms of the stock purchase agreement and a separate escrow agreement, the guaranteed portion of the purchase price was deposited with American National Bank and Trust Company of Chicago as escrow agent. The parties entered into the separate escrow agreement to establish an escrow fund to compensate SPSS for any losses it might incur by reason of any breach of (a) the representations and warranties of LexiQuest or (b) any covenant or obligation of LexiQuest or the former shareholders of LexiQuest, identified in the stock purchase agreement. The guaranteed portion of the purchase price will remain in escrow until January 30, 2003, or until all of the conditions for its release have been satisfied under the terms of the stock purchase agreement and the escrow agreement.



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         LexiQuest is a provider of packaged text mining and information retrieval software. The core text-mining products from LexiQuest transform the unstructured data of business documents, such as customer service and support records, reports, email messages, and presentations, into quantified and accurate categories and groupings. LexiQuest's information retrieval products transform ordinary questions into the complex search statements necessary to extract accurate results from information systems. The key differentiator of LexiQuest's technology is the use of Natural Language Processing (NLP), a method that employs sophisticated semantic and linguistic techniques to analyze and categorize unstructured, free-flowing textual data.

         LexiQuest currently employs 31 professionals in offices in New York and Paris. LexiQuest was founded in 1977 and received its first venture financing in 1997. LexiQuest's software products are currently used in financial services, information technology, pharmaceuticals, and government.

         For a more complete description of the LexiQuest acquisition, please see the copy of the stock purchase agreement which is filed herewith as Exhibit 2.14.

         ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired. It is impractical to provide required financial statements at this time. The required financial statements will be filed as an amendment to the report on Form 8-K as soon as they are prepared, but in no event later than 60 days after the deadline for filing this current report.

         (b) Pro Forma Financial Information. It is impractical to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as an amendment to the report on Form 8-K as soon as it is prepared, but in no event later than 60 days after the deadline for filing this current report.

         (c) Exhibits.

             2.14 Stock Purchase Agreement by and among SPSS Inc., LexiQuest, S.A. and the owners of all of the issued and outstanding shares of capital stock of LexiQuest, S.A., dated as of January 31, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SPSS INC.

                                          By:  /s/ ROBERT BRINKMANN
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                                              Robert Brinkmann,
                                              Assistant Secretary and Controller
         Dated:  February 21, 2002











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